EX-99.1
                          AGREEMENT AMONG SHAREHOLDERS



                         AGREEMENT AMONG SHAREHOLDERS OF
                               LORELEI CORPORATION






The undersigned, being all of the shareholders of Lorelei corporation, do hereby agree that the shares of Lorelei currently held by such shareholders, shall not be sold without registration under the Securities Act of 1933, as amended, or an exemption therefrom.


Dated:  February 1, 2001

/S/ JO-ANN VIDAVER
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Jo-Ann Vidaver

/S/ PATRICIA FRANCILL
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Patricia Francill

/S/ JULES REICH
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Jules Reich

/S/ IRIS LAI
------------------------
Iris Lai

/S/ VICTOR WEINSTEIN
------------------------
Victor Weinstein

/S/ JOEL SCHONFELD
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Schonfeld & Weinstein, L.L.P.